Exhibit 1.1

Execution Version

HCA INC.

$1,000,000,000 5.450% Senior Notes due 2031

$1,300,000,000 5.600% Senior Notes due 2034

$1,500,000,000 6.000% Senior Notes due 2054

$700,000,000 6.100% Senior Notes due 2064

UNDERWRITING AGREEMENT

February 20, 2024

BofA Securities, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

HCA Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (each an “Underwriter” and together, the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the respective amounts set forth in such Schedule I of (i) $1,000,000,000 aggregate principal amount of its 5.450% Senior Notes due 2031 (the “2031 Notes” and, together with the 2031 Guarantee (as defined below), the “2031 Securities”), (ii) $1,300,000,000 aggregate principal amount of its 5.600% Senior Notes due 2034 (the “2034 Notes” and, together with the 2034 Guarantee (as defined below), the “2034 Securities”), (iii) $1,500,000,000 aggregate principal amount of its 6.000% Senior Notes due 2054 (the “2054 Notes” and, together with the 2054 Guarantee (as defined below), the “2054 Securities”) and (iv) $700,000,000 aggregate principal amount of its 6.100% Senior Notes due 2064 (the “2064 Notes” and, together with the 2064 Guarantee (as defined below), the “2064 Securities”). The 2031 Notes, the 2034 Notes, the 2054 Notes and the 2064 Notes are collectively referred to hereafter as the “Notes” and the 2031 Securities, the 2034 Securities, the 2054 Securities and the 2064 Securities are collectively referred to hereafter as the “Securities”.

The Notes will be issued pursuant to a base indenture, dated August 1, 2011 (the “Base Indenture”), among the Company, HCA Healthcare, Inc., a Delaware corporation and parent of the Company (the “Parent Guarantor”), Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee (in such capacity, the “Trustee”), and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (in such capacities, the “Registrar”), as supplemented by (i) with respect to the 2031 Notes, the thirty-seventh supplemental indenture relating to the 2031 Notes, to be dated February 23, 2024, among the Company, the Parent Guarantor, the Trustee and the Registrar (the Base Indenture as so supplemented, the “Thirty-Seventh Supplemental Indenture”), (ii) with respect to the 2034 Notes, the thirty-eighth supplemental indenture relating to the 2034 Notes, to be dated February 23, 2024, among the Company, the Parent Guarantor, the Trustee and the Registrar (the Base Indenture as so supplemented, the “Thirty-Eighth Supplemental Indenture”), (iii) with respect to the 2054 Notes, the thirty-ninth supplemental indenture relating to the 2054 Notes, to be dated February 23, 2024, among the Company, the Parent Guarantor, the Trustee and the Registrar (the Base Indenture as so supplemented, the “Thirty-Ninth Supplemental Indenture”) and (iv) with respect to the 2064 Notes, the fortieth supplemental indenture relating to the 2064 Notes, to be dated February 23, 2024, among the Company, the Parent Guarantor, the Trustee and the Registrar (the Base Indenture as so supplemented, the “Fortieth Supplemental Indenture” and, together with the Thirty-Seventh Supplemental Indenture, the Thirty-Eighth Supplemental Indenture and the Thirty-Ninth Supplemental Indenture, each, an “Indenture” and together, the “Indentures”).

The 2031 Notes will be unconditionally guaranteed on a senior unsecured basis by the Parent Guarantor (the “2031 Guarantee”). The 2034 Notes will be unconditionally guaranteed on a senior unsecured basis by the Parent Guarantor (the “2034 Guarantee”). The 2054 Notes will be unconditionally guaranteed on a senior unsecured basis by the Parent Guarantor (the “2054 Guarantee”). The 2064 Notes will be unconditionally guaranteed on a senior unsecured basis by the Parent Guarantor (the “2064 Guarantee” and, together with the 2031 Guarantee, the 2034 Guarantee and the 2054 Guarantee, the “Guarantees”).

In connection with the offer and sale of the Securities, the Company and the Parent Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-271537), which registration statement contains a base prospectus relating to the debt securities, including the Securities, to be issued from time to time by the Company (the “Base Prospectus”). The Company has also filed or proposed to file, with the Commission pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). Such registration statement, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, 430B or 430C under the Act (the “Rule 430 Information”), is called the “Registration Statement.” The term “Prospectus” shall mean the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with the confirmation and sales of the Securities, and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Base Prospectus. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus as the case may be; any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, any Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, any Preliminary Prospectus or Prospectus, as the case may be. The term

“Disclosure Package” shall mean (i) a Preliminary Prospectus dated February 20, 2024 (the “Pricing Prospectus”) and (ii) any “free writing prospectus” as defined in Rule 405 of the Act identified in Annex A hereto, which shall include the term sheet prepared pursuant to Section 5 hereto (the “Pricing Term Sheet”), which were available to purchasers of the Securities at or prior to the Applicable Time (as defined herein). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system.

For the purposes of this Agreement, the term “Transaction” means, collectively, the offering of the Securities and the use of proceeds therefrom described herein and in the Disclosure Package and the Prospectus.

1. Representations and Warranties. As of the date hereof and at the Closing Date (as defined below), the Company and the Parent Guarantor, jointly and severally, represent and warrant to each Underwriter as follows (unless the context otherwise indicates, references in this Section 1 to the “Prospectus” are to (x) the Disclosure Package in the case of representations and warranties made as of the date hereof and (y) both the Disclosure Package and the Prospectus in the case of representations and warranties made as of the Closing Date):

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Parent Guarantor in writing by such Underwriter through the Representatives, expressly for use in any Preliminary Prospectus.

(b) At the Applicable Time, the Disclosure Package did not and, on the Closing Date, as then amended or supplemented, will not, and the Prospectus as of its date and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Parent Guarantor make no representation or warranty as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company or the Parent Guarantor by or on behalf of the Underwriters through the Representatives specifically for inclusion therein.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents identified in Annex A (including the Pricing Term Sheet) and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, at the Applicable Time, when taken together with the Pricing Prospectus, did not, and at the Closing Date, as then amended or supplemented, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the effective date of the Registration Statement, the Registration Statement complied in all material respects with the Act and the Trust Indenture Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus, as then amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) None of the Company, the Parent Guarantor or other Significant Subsidiaries (as defined below) is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(f) None of the Company, the Parent Guarantor or any of its subsidiaries or any of its Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

(g) Except as otherwise stated therein, since the respective dates as of which information is given in any of the Registration Statement, the Disclosure Package or the Prospectus, there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company, the Parent Guarantor or their subsidiaries taken as a whole.

(h) Each of the Company, the Parent Guarantor and its Significant Subsidiaries (as defined below) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole and after giving effect to the Transaction (a “Material Adverse Effect”).

(i) The Company does not own or control, directly or indirectly, any “significant subsidiary,” as defined in Rule 1-02(w) of Regulation S-X under the Act, other than those subsidiaries listed on Annex C (each, a “Significant Subsidiary”).

(j) As of December 31, 2023, on an as adjusted basis, after giving effect to the consummation of the Transaction, the Company, the Parent Guarantor and its subsidiaries would have had the issued and outstanding capitalization as set forth in each of the Disclosure Package and the Prospectus under the heading “Capitalization” and all the outstanding membership interests or shares of capital stock, as applicable, of the Company, the Parent Guarantor and each Restricted Subsidiary (as such term is defined under the caption “Description of the Notes” of each of the Disclosure Package and the Prospectus) have been duly authorized and validly issued, are fully paid and nonassessable, if applicable, and were not issued in violation of any preemptive or similar rights and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, as of the Closing Date, all outstanding shares of capital stock or membership interests of the subsidiaries held by the Company or the Parent Guarantor are owned either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in connection with the senior secured credit facilities (the “Credit Facilities”) of the Company, under the other secured indebtedness set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization,” or permitted under the Credit Facilities and the Indentures and by the Act and the state securities or “blue sky” laws of certain jurisdictions). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there will be, on the Closing Date and after giving effect to the consummation of the Transaction, no material (i) outstanding options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company, the Parent Guarantor or any of its subsidiaries.

(k) (i) This Agreement has been duly authorized, executed and delivered by the Company and the Parent Guarantor; (ii) each of the Indentures, on the Closing Date, will have been duly authorized, executed and delivered by the Company and the Parent Guarantor and, assuming due authorization, execution, and delivery thereof by the Trustee and the Registrar, will constitute a legally valid and binding instrument enforceable against the Company and the Parent

Guarantor in accordance with its terms (in each case subject, as to the enforcement of remedies, to the effects of (x) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect, (y) general principles of equity (whether considered in a proceeding in equity or at law) and (z) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”)); (iii) the Securities, on the Closing Date, will have been duly authorized by the Company and, when executed and authenticated by the Trustee, or an authenticating agent appointed by the Trustee, in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company and entitled to the benefits of the applicable Indenture (subject to the Enforceability Limitations); and (iv) the Guarantees, on the Closing Date, will constitute the legal, valid and binding obligations of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with their respective terms and entitled to the benefits of the applicable Indenture (subject to the Enforceability Limitations).

(l) The term “Transaction Documents” refers to this Agreement, the Securities and the Indentures (including the Guarantees contained therein). Each of the Transaction Documents conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus, to the extent described therein.

(m) No consent, approval, authorization or filing with or order of any United States (or any political subdivision thereof) court or governmental agency or body, or to the knowledge of the Company, any non-United States court or governmental agency or body, is required in connection with the execution, delivery and performance of the Transaction Documents (including, without limitation, the issuance of the Securities), except such (i) as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby or (ii) as shall have been obtained or made prior to the Closing Date.

(n) None of the execution and delivery of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantees or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Parent Guarantor pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Parent Guarantor is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Parent Guarantor or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or result in the violation of the charter, bylaws or any equivalent governance document of the Company or the Parent Guarantor.

(o) The consolidated financial statements of the Parent Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Parent Guarantor and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), no action, suit, proceeding, investigation or audit by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Parent Guarantor or any of their respective subsidiaries or their respective property is pending or, to the knowledge of the Company, threatened or contemplated that (i) would reasonably be expected to have a material adverse effect on the performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(q) Each of the Company, the Parent Guarantor and their respective subsidiaries owns or leases all such real properties as are necessary to the conduct of their respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(r) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), none of the Company, the Parent Guarantor or any of their respective subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent governance document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Parent Guarantor or any their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Parent Guarantor, their respective subsidiaries or any of their respective properties, as applicable, other than in the cases of clauses (i) (if such entity is not the Company, the Parent Guarantor or another Significant Subsidiary), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(s) Ernst & Young LLP, who have audited the consolidated financial statements of the Parent Guarantor and its subsidiaries as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Parent Guarantor and its subsidiaries within the meaning of the Act and the rules of the Public Company Accounting Oversight Board.

(t) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), the Company, the Parent Guarantor and their subsidiaries (i) have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and (ii) have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(u) Immediately after giving effect to the Transaction, no subsidiary of the Parent Guarantor (including for the avoidance of doubt, the Company) will be prohibited, directly or indirectly, from paying any dividends to the Company or the Parent Guarantor or any other subsidiary (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from making any other distribution on such subsidiary’s capital stock or membership interests (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from repaying to the Company or the Parent Guarantor or any other subsidiary any loans or advances to such subsidiary from the Company or the Parent Guarantor or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or the Parent Guarantor or any other subsidiary of the Company or the Parent Guarantor, except as described in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto) or contemplated pursuant to (i) the Credit Facilities, (ii) the indentures governing the Company’s existing senior notes and (iii) the indentures governing the Parent Guarantor’s senior notes, in each case as described in the Disclosure Package and the Prospectus.

(v) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), (i) the Company, the Parent Guarantor and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and (ii) none of the Company, the Parent Guarantor or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(w) The Company, the Parent Guarantor and their subsidiaries maintain internal controls over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Disclosure Package and the Prospectus, since the end of the Parent Guarantor’s most recent audited fiscal year, (1) the Parent Guarantor is not aware of any material weakness in the Parent

Guarantor’s internal control over financial reporting and (2) there has been no change in the Parent Guarantor’s internal control over financial reporting that, in the cases of clauses (1) and (2), has materially affected, or is reasonably likely to materially affect, the Parent Guarantor’s internal control over financial reporting.

(x) There is and has been no failure on the part of the Parent Guarantor or any of the Parent Guarantor’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (as amended, the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(y) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), the Company, the Parent Guarantor and their respective subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes (including, without limitation, medical waste), pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate have a Material Adverse Effect.

(z) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in any of the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(aa) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), (i) the Company, the Parent Guarantor and their respective subsidiaries possess all required permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare, Medicaid, TRICARE (as defined below) programs and other governmental healthcare programs in which they participate), accreditations (including, without limitation, accreditation by The Joint Commission, DNV or The Accreditation Association for Ambulatory Health Care) and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all required declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies and accreditation organizations necessary to conduct the business now operated by them (including, without limitation, Government Licenses as are required (a) under such federal and state healthcare laws as are applicable to the Company, the Parent Guarantor and their respective subsidiaries and (b) with respect to those facilities operated by the Company, the Parent Guarantor or any of their respective subsidiaries that participate in the Medicare, Medicaid and/or TRICARE programs, to receive reimbursement thereunder), except where the failure to possess such Governmental Licenses or to make such declarations and filings would not reasonably be expected to result in a Material Adverse Effect; (ii) the Company, the

Parent Guarantor and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect and (iv) none of the Company, the Parent Guarantor or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. All of the acute care hospitals, psychiatric hospitals and inpatient rehabilitation facilities operated by the Company, the Parent Guarantor or any of their respective subsidiaries are “providers” (as defined in the Social Security Act and the regulations promulgated thereunder (collectively, “SSA”)), and all ambulatory surgery centers, diagnostic and imaging centers, radiation and oncology centers and other healthcare operations operated by the Company, the Parent Guarantor or any of their respective subsidiaries are “suppliers,” as defined in the SSA, and all such providers of services and suppliers are eligible to participate in the Medicare and (to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectus) Medicaid and TRICARE programs. For purposes of this Agreement, “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the SSA that provides federal grants to states for medical assistance based on specific eligibility criteria, “Medicare” means that government-sponsored entitlement program under Title XVIII of the SSA that provides for a health insurance system for eligible elderly and disabled persons including eligible persons with end-stage renal disease and “TRICARE” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. § 1071 et seq.) for members of the military, military retirees and their dependents, and includes the following health plan options: TRICARE Prime, TRICARE Select and TRICARE for Life.

(bb) The accounts receivable of the Company, the Parent Guarantor and their respective subsidiaries have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, TRICARE, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable relating to such third party payors do not materially exceed amounts the Company, the Parent Guarantor and their respective subsidiaries are entitled to receive, except as set forth in or contemplated in the Registration Statement, the Disclosure Package or the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(cc) Except as set forth in or contemplated in each of the Registration Statement, the Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), none of the Company, the Parent Guarantor or, to the knowledge of the Company, any officers, directors, stockholders, members, employees or other agents of the Company, the Parent Guarantor or any of their respective subsidiaries or any of the hospitals operated by them, has engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, including, but not limited to, 42 U.S.C. Section 1320a-7 (Program Exclusion), Section 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), Sections 1395nn and 1396b (the “Stark” law, prohibiting certain self-referrals), the federal TRICARE statute, 10 U.S.C. Section 1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. Sections 3729-32, Federal Criminal False Claims Act, 18 U.S.C. Section 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section 1035, Health Care Fraud, 18 U.S.C. Section 1347, the privacy, security and transactions provisions of the Health Insurance Portability and Accountability Act of 1996 (Public Law 104-191), or the federal Food, Drug & Cosmetics Act, 21 U.S.C. Section 360aaa, all of which, as amended, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or other federal or state healthcare program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any other item or service for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or other federal or state healthcare program or any third party (where applicable federal or state law prohibits such payments to third parties); (v) referring an individual to a person with which it has ownership or certain other financial arrangements or billing Medicare or Medicaid or any beneficiary of such program or other person for any designated health service or other item or service (where applicable federal law prohibits such referrals); (vi) knowingly and willfully presenting or causing to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent; (vii) violating any corporate integrity agreement or other agreement with any government agency (including, without limitation, the United States Department of Justice (“DOJ”) and the Office of Inspector General of the United States Department of Health and Human Services (“OIG”); and (viii) violating any enforcement initiative instituted by any governmental agency (including, without limitation, the OIG and the DOJ), except, in each case set forth in this paragraph, for any such activities which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.)

(dd) The Company is not an ineligible issuer, and the Parent Guarantor is a well-known seasoned issuer, in each case as defined in Rule 405 of the Act, in each case, at the times specified in the Act in connection with the offering of the Securities.

Any certificate signed by any officer of the Company, the Parent Guarantor or their respective subsidiaries and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities and, when issued, the Guarantees, shall be deemed a joint and several representation and warranty by each of the Company, the Parent Guarantor and their respective subsidiaries, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company (i) at a purchase price of 99.220%, plus accrued interest, if any, from February 23, 2024 to the Closing Date, of the principal amount of the 2031 Notes set forth opposite such Underwriter’s name in Schedule I hereto, (ii) at a purchase price of 99.195%, plus accrued interest, if any, from February 23, 2024 to the Closing Date, of the principal amount of the 2034 Notes set forth opposite such Underwriter’s name in Schedule I hereto, (iii) at a purchase price of 98.548%, plus accrued interest, if any, from February 23, 2024 to the Closing Date, of the principal amount of the 2054 Notes set forth opposite such Underwriter’s name in Schedule I hereto and (iv) at a purchase price of 98.505%, plus accrued interest, if any, from February 23, 2024 to the Closing Date, of the principal amount of the 2064 Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, New York City time on February 23, 2024 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company in writing to the Representatives. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. Each Underwriter acknowledges that:

(a) it has not used and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” as defined under Rule 405 of the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Act, (ii) any Issuer Free Writing Prospectus listed in Annex B or prepared pursuant to Section 1(c) above or Section 5(d) below (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a Pricing Term Sheet substantially in the form of Annex A hereto; and

(b) it is not subject to any proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period (as defined below)).

5. Agreements. The Company and the Parent Guarantor jointly and severally agree, in each case with each Underwriter as follows:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet in the form of Annex A hereto) to the extent required by Rule 433 under the Act; and will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act (such period, the “Prospectus Delivery Period”); and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered, electronically or otherwise) to the Underwriters in New York City on the second Business Day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) (i) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act and (ii) the Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) Prior to the later of the Closing Date or the end of the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement (other than an amendment or supplement filed in connection with the registration of additional classes of securities of the Company, the Parent Guarantor and their subsidiaries) or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus required to be filed or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed (other than an amendment or supplement filed in connection with the registration of additional classes of securities of the Company, Parent Guarantor and their subsidiaries); (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary

Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use every reasonable effort to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof as may be necessary to permit offers and sales of the Securities by the Underwriters.

(e) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters or the Company, the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Disclosure Package will comply with law.

(f) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) The Company will use reasonable best efforts to assist the Underwriters in arranging, if necessary, for the qualification of the Securities for sale by the Underwriters under the applicable securities laws of such jurisdictions in the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company or the Parent Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject themselves to taxation in excess of a nominal amount in respect of doing business in any jurisdiction. The Company will promptly advise the Representatives of the receipt by it of any notification with respect to the suspension of the qualification of the Securities or the Guarantees for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(i) The Company will not, for a period following the date of the Prospectus until the Closing Date, without the prior written consent of the Representatives, offer, sell or contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Parent Guarantor or any of their respective Affiliates or any person in privity with the Company, the Parent Guarantor or any of their respective Affiliates), directly or indirectly, or announce the offering of, any capital markets debt securities issued or guaranteed by the Company or the Parent Guarantor (other than the Securities and the Guarantees).

(j) The Company and the Parent Guarantor jointly and severally agree to pay the costs and expenses incident to the following matters: (i) the fees of the Trustee (and its counsel); (ii) the preparation, printing (or reproduction), delivery (including postage, air freight charges and charges for counting and packaging) and filing under the Act, of such copies of the Registration Statement, the Disclosure Package, and Issuer Free Writing Prospectus and the Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of any blue sky memorandum to investors in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(g) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) the approval of the Securities for book-entry transfer by DTC; (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s and the Parent Guarantor ’s accountants and the fees and expenses of counsel (including local and special counsel) to the Company; (ix) the rating of the Securities by rating agencies; and (x) all other costs and expenses incident to the performance by the Company of their obligations hereunder; provided, however, that except as specifically provided in this paragraph (j), in Section 8 and in Section 9, the Underwriters shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Securities.

(k) The Company will use the proceeds from the sale of the Securities in the manner described in each of the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l) The Company and the Parent Guarantor jointly and severally acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Parent Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Parent Guarantor or any other person. Additionally, no Underwriter is advising the Company, the Parent Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Parent Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Parent Guarantor with respect thereto. Any review by the Underwriters of the Company and the Parent Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Parent Guarantor.

(m) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company and the Parent Guarantor contained herein at the Applicable Time, to the accuracy in all material respects (except to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company and the Parent Guarantor contained herein at the Closing Date, to the accuracy of the statements of the Company or the Parent Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, to furnish to the Underwriters an opinion letter and a negative assurance letter, each dated the Closing Date and substantially in the forms of Exhibit A and Exhibit B, respectively, hereto and an opinion of Bass, Berry & Sims PLC, special regulatory counsel for the Company, dated the Closing Date and substantially in the form of Exhibit C hereto. The Company shall have requested and caused the chief legal officer of the Company to furnish to the Underwriters an opinion letter dated the Closing Date with regards to such matters as the Representatives shall reasonably require.

(c) The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion letter and advice letter, each dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indentures, the Disclosure Package and the Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Underwriters may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Prospectus, any amendment or supplement to the Disclosure Package or the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company and the Parent Guarantor in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) at the Applicable Time and on the Closing Date, and the Company and the Parent Guarantor have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in each of the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(e) At the Applicable Time and at the Closing Date, the Parent Guarantor shall have requested and caused Ernst & Young LLP to furnish to the Underwriters a “comfort” letter, dated as of the Applicable Time, and a bring-down “comfort letter,” dated as of the Closing Date, respectively, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent registered public accountants within the meaning of the Exchange Act and within the meaning of the rules of the Public Company Accounting Oversight Board and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Registration Statement, the Disclosure Package and the Prospectus, including any amendment or supplement thereto at the date of the applicable letter.

(f) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change or development in the condition (financial or otherwise), business or results of operations of the Parent Guarantor and its subsidiaries, taken as a whole, and after giving effect to the Transaction, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) At the Closing Date, the Company, the Parent Guarantor and the Trustee shall have entered into the applicable Indenture, and the Representatives shall have received counterparts, conformed as executed, thereof.

(h) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of the Securities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request, as set forth in the closing memorandum relating to the offering of the Securities.

(j) Prior to the Closing Date, the Company shall have taken all action reasonably required to be taken by it to have the Securities declared eligible for clearance and settlement through DTC.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

The documents required to be delivered by this Section 6 will be available for inspection at the office of Cleary Gottlieb Steen & Hamilton LLP, at One Liberty Plaza, New York, New York 10006, on the Business Day prior to the Closing Date.

7. [Reserved].

8. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or the Parent Guarantor to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, including as described in Section 10 hereof, the Company and the Parent Guarantor, jointly and severally, will reimburse the Underwriters through the Representatives on behalf of the Underwriters on demand for all reasonable expenses (including reasonable fees and disbursements of Cahill Gordon & Reindel LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution.

(a) The Company and the Parent Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the

Prospectus (or any amendment or supplement thereto), the Disclosure Package, any Issuer Free Writing Prospectus or any written communication that constitutes an offer to sell or a solicitation of any offer to buy the Securities used by the Company or the Parent Guarantor in violation of the provisions of this Agreement, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree (subject to the limitations set forth in the proviso to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Parent Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company or the Parent Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Parent Guarantor may otherwise have. Each indemnifying party shall not be liable under this Section 9 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless (i) the Company and the Parent Guarantor, (ii) each person, if any, who controls (within the meaning of either the Act or the Exchange Act) the Company or the Parent Guarantor, and (iii) the directors and officers of the Company and the Parent Guarantor, to the same extent as the foregoing indemnity from the Company and the Parent Guarantor, to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Parent Guarantor by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Parent Guarantor acknowledge that the fifth, tenth and eleventh paragraphs and the second sentence of the seventh paragraph under the heading “Underwriting (Conflicts of Interest)” in the Disclosure Package and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, except as provided in paragraph (d) below. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons. Any such separate firm for any Underwriter, its Affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Company or the Parent Guarantor and any control persons, officers or directors of the Company or the Parent Guarantor shall be designated in writing by the Company or the Parent Guarantor, as the case may be. In the event that any Underwriter, its Affiliates, directors and officers, employees or any control persons of such Underwriter are indemnified persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 9(c), and any such Underwriter, its Affiliates, directors and officers, employees or any control persons of such Underwriter cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified persons shall be designated in writing by the Representatives. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a) or (b) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other hand, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company or the Parent Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent Guarantor, on the one hand, and by the Underwriters, on the other hand, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other hand, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Parent Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by them. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Parent Guarantor, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. The Company and the Parent Guarantor and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 9, in no event under this Section 9(d) shall any Underwriter be responsible for any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Parent Guarantor within the meaning of either the Act or the Exchange Act and the respective officers and directors of the Company and the Parent Guarantor shall have the same rights to contribution as the Company and the Parent Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Default by an Underwriter. (a) If any one or more Underwriters shall fail to purchase and pay for the Securities agreed to be purchased by such Underwriter hereunder, and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the principal amount of the Securities set forth opposite their names in Schedule I hereto bear to the aggregate principal amount of the Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the Company shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters, as the case may be, to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the principal amount thereof upon such terms herein set forth. If, however, the Company shall not have completed such arrangements within 72 hours after such default and the principal amount of unpurchased Securities exceeds 10% of the principal amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Company or counsel for the Representatives are necessary in the Registration Statement and the Prospectus or in any other documents or arrangements. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

(b) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 10(b):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities generally or trading of any securities issued or guaranteed by the Company or the Parent Guarantor on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum prices shall have been established on such exchange or the NASDAQ Global Market; (ii) a banking moratorium shall have been declared either by U.S. federal or New York state authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Parent Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company and the Parent Guarantor, or any of the indemnified persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(j), 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Representatives, will be mailed, delivered or faxed to BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, NY 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, fax no.: (212) 901-7881, to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: 646-834-8133, to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, Fax: (646) 291-1469, and to J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, NY 10179, Attention: Syndicate Desk, or, if sent to the Company or the Parent Guarantor, will be mailed, delivered or faxed c/o HCA Inc. (fax no.: (615) 344-1531) and confirmed to it at One Park Plaza, Nashville, Tennessee 37203, Attention: General Counsel, with a copy to David Lopez, Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (fax no.: (212) 225-3999). The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and at and after the Closing Date, the Company and the Parent Guarantor and their respective successors and the indemnified persons referred to in Section 9 hereof and their respective successors and no other person will have any right or obligation hereunder. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16. Counterparts. This Agreement may, if agreed by the Representatives, be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Representatives of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Representatives are under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Representatives pursuant to procedures approved by them; provided, further, without limiting the foregoing, (a) to the extent the Representatives have agreed to accept such Electronic Signature, the Representatives shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Representatives any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, (x) “Communication” means this Agreement, any Transaction Documents and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Transaction Documents “Electronic Record” and (y) “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agreement” shall mean this underwriting agreement.

“Applicable Time” shall mean 4:45 PM, Eastern Time on February 20, 2024.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“subsidiary” means “Subsidiary” as defined in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of the Notes.”

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

HCA INC.

By:	/s/John M. Hackett
	Name:	John M. Hackett
	Title:	Senior Vice President – Finance & Treasurer

HCA HEALTHCARE, INC.

By:	/s/John M. Hackett
	Name:	John M. Hackett
	Title:	Senior Vice President – Finance & Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

BOFA SECURITIES, INC.

For itself and as a Representative of the
several Underwriters named in Schedule I to
the foregoing Agreement.

By:	BOFA SECURITIES, INC.

By:	/s/ Douglas A Muller
Name: Douglas A Muller
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

BARCLAYS CAPITAL INC.

For itself and as a Representative of the
several Underwriters named in Schedule I to
the foregoing Agreement.

By:	BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC.

For itself and as a Representative of the
several Underwriters named in Schedule I to
the foregoing Agreement.

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

J.P. MORGAN SECURITIES LLC

For itself and as a Representative of the
several Underwriters named in Schedule I to
the foregoing Agreement.

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2034 Notes to be Purchased	Principal Amount of 2054 Notes to be Purchased	Principal Amount of 2064 Notes to be Purchased
BofA Securities, Inc.	$120,000,000	$156,000,000	$180,000,000	$84,000,000
Barclays Capital Inc.	120,000,000	156,000,000	180,000,000	84,000,000
Citigroup Global Markets Inc.	120,000,000	156,000,000	180,000,000	84,000,000
J.P. Morgan Securities LLC	120,000,000	156,000,000	180,000,000	84,000,000
Capital One Securities, Inc.	50,000,000	65,000,000	75,000,000	35,000,000
Goldman Sachs & Co. LLC	50,000,000	65,000,000	75,000,000	35,000,000
Mizuho Securities USA LLC	50,000,000	65,000,000	75,000,000	35,000,000
Morgan Stanley & Co. LLC	50,000,000	65,000,000	75,000,000	35,000,000
RBC Capital Markets, LLC	50,000,000	65,000,000	75,000,000	35,000,000
SMBC Nikko Securities Americas, Inc.	50,000,000	65,000,000	75,000,000	35,000,000
Truist Securities, Inc.	50,000,000	65,000,000	75,000,000	35,000,000
Wells Fargo Securities, LLC	50,000,000	65,000,000	75,000,000	35,000,000
Credit Agricole Securities (USA) Inc.	18,000,000	23,400,000	27,000,000	12,600,000
Fifth Third Securities, Inc.	18,000,000	23,400,000	27,000,000	12,600,000
PNC Capital Markets LLC	18,000,000	23,400,000	27,000,000	12,600,000
Scotia Capital (USA) Inc.	18,000,000	23,400,000	27,000,000	12,600,000
BNP Paribas Securities Corp.	12,000,000	15,600,000	18,000,000	8,400,000
CIBC World Markets Corp.	12,000,000	15,600,000	18,000,000	8,400,000
DNB Markets, Inc.	12,000,000	15,600,000	18,000,000	8,400,000
Regions Securities LLC	12,000,000	15,600,000	18,000,000	8,400,000
Total	$1,000,000,000	$1,300,000,000	$1,500,000,000	$700,000,000

Schedule I-1

ANNEX A

Disclosure Package

Pricing Term Sheet, dated February 20, 2024, to the Preliminary Prospectus.

[See Attached]

Annex A

Filed pursuant to Rule 433

Issuer Free Writing Prospectus, dated February 20, 2024

Supplementing the Preliminary Prospectus Supplement, dated February 20, 2024

Registration No. 333-271537

HCA Inc.

$1,000,000,000 5.450% Senior Notes due 2031 (the “2031 notes”)

$1,300,000,000 5.600% Senior Notes due 2034 (the “2034 notes”)

$1,500,000,000 6.000% Senior Notes due 2054 (the “2054 notes”)

$700,000,000 6.100% Senior Notes due 2064 (the “2064 notes”)

(collectively, the “notes”)

Pricing Supplement

Pricing Supplement dated February 20, 2024 to HCA Inc.’s Preliminary Prospectus Supplement dated February 20, 2024. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Financial information presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by changes described herein. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Terms Applicable to the 2031 notes

Issuer	HCA Inc.

Aggregate Principal Amount	$1,000,000,000

Title of Security	5.450% Senior Notes due 2031

Maturity Date	April 1, 2031

Spread to Treasury	120 basis points

Benchmark Treasury	UST 4.000% due January 31, 2031

Benchmark Treasury Price & Yield	98-11+ / 4.275%

Coupon	5.450%

Public Offering Price	99.845% plus accrued interest, if any, from February 23, 2024

Yield to Maturity	5.475%

Interest Payment Dates	April 1 and October 1 of each year, beginning on October 1, 2024

Record Dates	March 15 and September 15 of each year

Net Proceeds to Issuer before Expenses	$992,200,000

CUSIP/ISIN Numbers	CUSIP: 404119 CT4 ISIN: US404119CT49

Optional Redemption

Prior to February 1, 2031, the 2031 notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption, or “make-whole,” price equal to the greater of:

(i) 100% of the aggregate principal amount of the 2031 notes to be redeemed, and

(ii)  an amount equal to the sum of the present value of (a) the payment on February 1, 2031 of principal of the 2031 notes to be redeemed and (b) the payment of the remaining scheduled payments through February 1, 2031 of interest on the 2031 notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 20 basis points plus, in each of clauses (i) and (ii) above, accrued and unpaid interest, if any, to such redemption date.

On and after February 1, 2031, the 2031 notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of such 2031 notes plus accrued and unpaid interest, if any, to such redemption date.

Terms Applicable to the 2034 notes

Issuer	HCA Inc.

Aggregate Principal Amount	$1,300,000,000

Title of Security	5.600% Senior Notes due 2034

Maturity Date	April 1, 2034

Spread to Treasury	135 basis points

Benchmark Treasury	UST 4.000% due February 15, 2034

Benchmark Treasury Price & Yield	97-26+ / 4.269%

Coupon	5.600%

Public Offering Price	99.845% plus accrued interest, if any, from February 23, 2024

Yield to Maturity	5.619%

Interest Payment Dates	April 1 and October 1 of each year, beginning on October 1, 2024

Record Dates	March 15 and September 15 of each year

Net Proceeds to Issuer before Expenses	$1,289,535,000

CUSIP/ISIN Numbers	CUSIP: 404119 CU1 ISIN: US404119CU12

Optional Redemption

Prior to January 1, 2034, the 2034 notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption, or “make-whole,” price equal to the greater of:

(i) 100% of the aggregate principal amount of the 2034 notes to be redeemed, and

(ii)  an amount equal to the sum of the present value of (a) the payment on January 1, 2034 of principal of the 2034 notes to be redeemed and (b) the payment of the remaining scheduled payments through January 1, 2034 of interest on the 2034 notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points plus, in each of clauses (i) and (ii) above, accrued and unpaid interest, if any, to such redemption date.

On and after January 1, 2034, the 2034 notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of such 2034 notes plus accrued and unpaid interest, if any, to such redemption date.

Terms Applicable to the 2054 notes

Issuer	HCA Inc.

Aggregate Principal Amount	$1,500,000,000

Title of Security	6.000% Senior Notes due 2054

Maturity Date	April 1, 2054

Spread to Treasury	160 basis points

Benchmark Treasury	UST 4.750% due November 15, 2053

Benchmark Treasury Price & Yield	105-02 / 4.441%

Coupon	6.000%

Public Offering Price	99.423% plus accrued interest, if any, from February 23, 2024

Yield to Maturity	6.041%

Interest Payment Dates	April 1 and October 1 of each year, beginning on October 1, 2024

Record Dates	March 15 and September 15 of each year

Net Proceeds to Issuer before Expenses	$1,478,220,000

CUSIP/ISIN Numbers	CUSIP: 404119 CV9 ISIN: US404119CV94

Optional Redemption

Prior to October 1, 2053, the 2054 notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption, or “make-whole,” price equal to the greater of:

(i) 100% of the aggregate principal amount of the 2054 notes to be redeemed, and

(ii)  an amount equal to the sum of the present value of (a) the payment on October 1, 2053 of principal of the 2054 notes to be redeemed and (b) the payment of the remaining scheduled payments through October 1, 2053 of interest on the 2054 notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points plus, in each of clauses (i) and (ii) above, accrued and unpaid interest, if any, to such redemption date.

On and after October 1, 2053, the 2054 notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of such 2054 notes plus accrued and unpaid interest, if any, to such redemption date.

Terms Applicable to the 2064 notes

Issuer	HCA Inc.

Aggregate Principal Amount	$700,000,000

Title of Security	6.100% Senior Notes due 2064

Maturity Date	April 1, 2064

Spread to Treasury	170 basis points

Benchmark Treasury	UST 4.750% due November 15, 2053

Benchmark Treasury Price & Yield	105-02 / 4.441%

Coupon	6.100%

Public Offering Price	99.380% plus accrued interest, if any, from February 23, 2024

Yield to Maturity	6.141%

Interest Payment Dates	April 1 and October 1 of each year, beginning on October 1, 2024

Record Dates	March 15 and September 15 of each year

Net Proceeds to Issuer before Expenses	$689,535,000

CUSIP/ISIN Numbers	CUSIP: 404119 CW7 ISIN: US404119CW77

Optional Redemption

Prior to October 1, 2063, the 2064 notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption, or “make-whole,” price equal to the greater of:

(i) 100% of the aggregate principal amount of the 2064 notes to be redeemed, and

(ii)  an amount equal to the sum of the present value of (a) the payment on October 1, 2063 of principal of the 2064 notes to be redeemed and (b) the payment of the remaining scheduled payments through October 1, 2063 of interest on the 2064 notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 30 basis points plus, in each of clauses (i) and (ii) above, accrued and unpaid interest, if any, to such redemption date.

On and after October 1, 2063, the 2064 notes will be redeemable, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of such 2064 notes plus accrued and unpaid interest, if any, to such redemption date.

Terms Applicable to the notes

Change of Control	Upon a Change of Control Triggering Event, each Holder may require the Issuer to repurchase at 101%, plus accrued and unpaid interest, if any.

Trade Date	February 20, 2024

Use of Proceeds

We estimate that our net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $4,441,602,500.

We intend to use the net proceeds from this offering for the repayment of near-term maturities and for general corporate purposes. Prior to such repayment, we may temporarily repay borrowings outstanding under our senior secured asset-based revolving credit facility.

Denominations	$2,000 and integral multiples of $1,000

Form of Offering	SEC Registered (Registration No. 333-271537)

Joint Book-Running Managers

BofA Securities, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Capital One Securities, Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Truist Securities, Inc.

Wells Fargo Securities, LLC

Co-Managers

Credit Agricole Securities (USA) Inc.

Fifth Third Securities, Inc.

PNC Capital Markets LLC

Scotia Capital (USA) Inc.

BNP Paribas Securities Corp.

CIBC World Markets Corp.

DNB Markets, Inc.

Regions Securities LLC

Settlement Date	February 23, 2024 (T+3) We expect that delivery of the notes will be made to investors on or about February 23, 2024, which will be the third business day following the date of this pricing term sheet (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

The Issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents HCA Healthcare, Inc. has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, by telephone 1-800-294-1322 or by emailing: dg.prospectus_requests@bofa.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, barclaysprospectus@broadridge.com or by telephone at 1-888-603-5847; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: 1-800-831-9146 or by emailing: prospectus@citi.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: 1-866-803-9204.

This communication should be read in conjunction with the preliminary prospectus supplement and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in such preliminary prospectus supplement and the accompanying prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX B

None.

Annex B

ANNEX C

Significant Subsidiaries of the Company

1.	Healthtrust, Inc. – The Hospital Company (DE)

2.	Galen Holdco, LLC

3.	HCA Squared, LLC

4.	Hospital Corp., LLC

5.	HealthServ Acquisition, LLC

6.	HTI Hospital Holdings, Inc.

Annex C

EXHIBIT A

Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP

Exhibit A-1

EXHIBIT B

Form of Negative Assurance Letter of Cleary Gottlieb Steen & Hamilton LLP

Exhibit B-1

EXHIBIT C

Form of Regulatory Opinion of Bass, Berry & Sims PLC

To be substantially similar to the opinion given in connection with the issuance of the Company’s $1,000,000,000 5.200% Senior Notes due 2028, $1,250,000,000 5.500% Senior Notes due 2033 and $1,000,000,000 5.900% Senior Notes due 2053, subject to such changes as are appropriate to reflect the current terms of the Securities and as otherwise reasonably agreed.

Exhibit C-1